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                                                                    EXHIBIT 23.3


                         INDEPENDENT AUDITORS' CONSENT



     We consent to the use in this Registration Statement of Tweeter Home Entertainment Group, Inc. on Amendment No. 3 to Form S-1 of our report dated October 20, 1995 (May 9, 1996 as to Note 2) on the combined financial statements of Bryn Mawr Radio and Television Center, Inc. and affiliate for the year ended August 31, 1995, appearing in the Prospectus, which is part of this Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.


/s/ DELOITTE & TOUCHE LLP

Philadelphia, Pennsylvania

July 7, 1998